EXHIBIT 21.1

Subsidiaries of the Registrant

State or Other Jurisdiction of
Name	Incorporation or Organization
Irwin Union Bank and Trust Company	Indiana
Irwin Home Equity Corporation	Indiana
IHE Funding Corp. II	Delaware
Irwin Union Realty Corporation	Indiana
Irwin Union Collateral, Inc.	Indiana
Irwin Commercial Finance Corporation	Indiana
Irwin Business Finance Corporation (d/b/a Irwin Commercial Finance Corporation, Equipment Finance)	Indiana
Irwin Equipment Lease Funding, LLC	Delaware
Irwin Franchise Capital Corporation	Indiana
Irwin International Corporation	Edge Act
Irwin Commercial Finance Canada Corporation (formerly Onset Capital Corporation)	Canada
Onset Alberta Ltd.	Canada
Irwin Union Securities, Inc.	Indiana
Irwin Union Insurance, Inc.	Indiana
Irwin Union Advisory Services, Inc.	Indiana
Irwin Mortgage Corporation	Indiana
Irwin Reinsurance Corporation	Vermont

Irwin Union Investor Services, Inc.	Indiana

Irwin Union Bank, F.S.B.	Federal

Irwin Union Credit Insurance Corporation	Arizona

IFC Capital Trust II	Delaware

IFC Capital Trust III	Delaware

IFC Capital Trust IV	Delaware

IFC Capital Trust V	Delaware

IFC Capital Trust VI	Delaware

IFC Statutory Trust VII	Connecticut

IFC Mortgage Corporation	Indiana

Irwin Equipment Finance Corporation	Indiana
Irwin Leasing Corporation	Illinois

Irwin Ventures LLC	Delaware
Irwin Ventures SBIC LLC	Delaware

Irwin Residual Holdings Corporation	Indiana
Irwin Funding Corp.	Delaware
Irwin Funding Corp. II	Delaware

Irwin Residual Holdings Corporation II	Indiana
IHE Funding Corp.	Delaware